                                                                   EXHIBIT 17(p)


[Proxy Card Front]


                                MERCURY HW FUNDS
                           MERCURY HW ___________ FUND
                            725 SOUTH FIGUEROA STREET
                                   SUITE 4000
                          LOS ANGELES, CALIFORNIA 90017


                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned hereby appoints __________, __________________ and _____________ as proxies, each with the power to appoint his or her substitute, as applicable, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of beneficial interest of _____________ Fund (the "Fund"), a series of Mercury HW Funds, held of record by the undersigned on ______________, 2001 at a Special Meeting of Shareholders of the Fund to be held on ___________, 2001, or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND "FOR" ITEM 2.

        By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return the card at once in the enclosed envelope.

        You may also vote your shares by touch-tone phone by calling 1-800-___-____ or through the Internet at http://www.proxyvote.com.

                                (Continued and to be signed on the reverse side)



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[Proxy Card Reverse]

        PLEASE MARK BOXES /X/ OR [X] IN BLUE OR BLACK INK.

        1. To approve the proposed reorganization whereby Hotchkis and Wiley Funds, a Delaware business trust ("HW Fund"), on behalf of the Hotchkis and Wiley _____________ Fund (the "New Fund"), will acquire substantially all of the assets, and will assume substantially all of the liabilities, of the Fund in return solely for an equal total value of newly-issued shares of the New Fund (the "Reorganization"). Immediately upon the acquisition by the New Fund of the assets of the Fund and the assumption by the New Fund of the liabilities of the Fund, Mercury HW Funds will distribute the shares of the New Fund received in the Reorganization to the shareholders of the Fund. Thereafter, Mercury HW Funds will file a certificate of termination to eliminate the Fund as a series of the Mercury HW Funds in accordance with the laws of the Commonwealth of Massachusetts.

                FOR [ ]         AGAINST  [ ]      ABSTAIN [ ]

        2. To approve a new Investment Advisory Agreement with respect to the Fund with Hotchkis and Wiley Capital Management, LLC.

                FOR [ ]         AGAINST  [ ]      ABSTAIN [ ]

        3. In the discretion of such proxies, upon such other business as properly may come before the meeting or any adjournment thereof.

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            Dated:
                                                  ------------------------------


                                            X
                                             -----------------------------------
                                                        Signature

                                            X
                                             -----------------------------------
                                                  Signature, if held jointly


Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.